EXHIBIT 21.1  SUBSIDIARIES OF THE REGISTRANT


                                            Jurisdiction of
Names of Direct Subsidiaries:               Organization:
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Ontrack Data Recovery, Inc.                 Minnesota

Mijenix Corporation                         Wisconsin



                                                        Jurisdiction of
Subsidiaries of Ontrack Data Recovery, Inc.:            Organization:
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Ontrack Data Recovery GmbH                              Republic of Germany

Ontrack Data Recovery Europe, Ltd.                      United Kingdom

Ontrack France Sarl                                     France
    (owned in part by Ontrack Data Recovery and in part by ONTRACK Data International, Inc.)

Blacker Italia, Srl                                     Italy

Blacker, SA                                             Switzerland

Ontrack Iberia, SL                                      Spain